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FORWARD-LOOKING STATEMENTS AND RISK FACTORS

The MD&A of this Form 10-Q should be read along with the MD&A and other parts of CMS Energy's 2001 Form 10-K. This MD&A refers to, and in some sections specifically incorporates by reference, CMS Energy's Condensed Notes to Consolidated Financial Statements and should be read in conjunction with such Consolidated Financial Statements and Notes. This Form 10-Q and other written and oral statements that CMS Energy may make contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. CMS Energy's intentions with the use of the words "anticipates," "believes," "estimates," "expects," "intends," and "plans," and variations of such words and similar expressions, are solely to identify forward-looking statements that involve risk and uncertainty. These forward-looking statements are subject to various factors that could cause CMS Energy's actual results to differ materially from the results anticipated in such statements. CMS Energy has no obligation to update or revise forward-looking statements regardless of whether new information, future events or any other factors affect the information contained in such statements. CMS Energy does, however, discuss certain risk factors, uncertainties and assumptions in this MD&A and in Item 1 of the 2001 Form 10-K in the section entitled "CMS Energy, Consumers, and Panhandle Forward-Looking Statements Cautionary Factors and Uncertainties" and in various public filings it periodically makes with the SEC. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, there are numerous factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements. Such factors include our inability to predict and/or control:

- Results of the re-audit of CMS Energy, Consumers, Panhandle and certain of their subsidiaries by Ernst & Young and the subsequent restatement of CMS Energy's, Consumers', Panhandle's and certain of their subsidiaries' financial statements;
- The efficient sale of non-strategic and under-performing international assets and discontinuation of our international energy distribution systems;
-        Achievement of operating synergies and revenue enhancements;
- Capital and financial market conditions, including current price of CMS Energy's Common Stock, interest rates and availability of financing to CMS Energy, Consumers, Panhandle or any of their affiliates and the energy industry;
- CMS Energy, Consumers, Panhandle or any of their affiliates' securities ratings;
- Market perception of the energy industry, CMS Energy, Consumers, Panhandle or any of their affiliates;
-        Ability to successfully access the capital markets;
-        Currency fluctuations and exchange controls;
- Factors affecting utility and diversified energy operations such as unusual weather conditions, catastrophic weather-related damage, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmissions or gas pipeline system constraints;
- International, national, regional and local economic, competitive and regulatory conditions and developments;



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                                                          CMS Energy Corporation


- Adverse regulatory or legal decisions, including environmental laws and regulations;
- Federal regulation of electric sales and transmission of electricity including re-examination by Federal regulators of the market-based sales authorizations by which our subsidiaries participate in wholesale power markets without price restrictions and proposals by FERC to change the way it currently lets our subsidiaries and other public utilities and natural gas companies interact with each other;
- Energy markets, including the timing and extent of unanticipated changes in commodity prices for oil, coal, natural gas liquids, electricity and certain related products due to lower or higher demand, shortages, transportation problems or other developments;
- The increased competition of new pipeline and pipeline expansion projects that transport large additional volumes of natural gas to the Midwestern United States from Canada, which could reduce the volumes of gas transported by our natural gas transmission business or cause them to lower rates in order to meet competition;
- Potential disruption, expropriation or interruption of facilities or operations due to accidents, war and terrorism or political events and the ability to get or maintain insurance coverage for such events;
- Nuclear power plant performance, decommissioning, policies, procedures, incidents, and regulation, including the availability of spent nuclear fuel storage;
-        Technological developments in energy production, delivery and usage;
-        Changes in financial or regulatory accounting principles or policies;
- Outcome, cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including particularly claims, damages and fines resulting from those involving round-trip trading;
- Limitations on our ability to control the development or operation of projects in which our subsidiaries have a minority interest;
- Disruptions in the normal commercial insurance and surety bond markets that may increase costs or reduce traditional insurance coverage, particularly terrorism and sabotage insurance and performance bonds;
- Other business or investment considerations that may be disclosed from time to time in CMS Energy's, Consumers' or Panhandle's SEC filings or in other publicly disseminated written documents; and
- Other uncertainties, which are difficult to predict and many of which are beyond our control.

CMS Energy designed this discussion of potential risks and uncertainties, which is by no means comprehensive, to highlight important factors that may impact CMS Energy's business and financial outlook.




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